UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2007

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814)238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2007, the board of directors of C-COR Incorporated (the “Company”) adopted certain amendments to add a new Section 5(c) to the Company’s Amended and Restated Articles of Incorporation and to add a new Section 5-4 to the Company’s Bylaws (the “Amendments”) to permit the issuance of uncertificated shares of the Company’s common stock. The purpose of the Amendments to comply with Rule 4350(l) of the NASDAQ Marketplace Rules which requires that the Company’s common stock be eligible to participate in a direct registration program. To be eligible to participate in a direct registration program, the Company’s organizational documents must permit the issuance of uncertificated shares.

The Amendments are attached to this Current Report as Exhibits 3.1 and 3.2 and are incorporated herein by reference. The description of the Amendments is qualified in its entirety by reference to Exhibits 3.1 and 3.2 hereto. The amendment to the Company’s Amended and Restated Articles of Incorporation was effective as of December 5, 2007.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Description of Document

3.1	Amendment to Amended and Restated Articles of Incorporation

3.2	Amendment to the Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

December 10, 2007	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary